     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 22, 1997

                                                      REGISTRATION NO. 333-30851
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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------


                                AMENDMENT NO. 2
                                       TO
                                    FORM S-3


                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                           --------------------------

                           DURA PHARMACEUTICALS, INC.

             (Exact name of Registrant as specified in its charter)

                     DELAWARE                                           95-3645543
         (State or other jurisdiction of                             (I.R.S. Employer
          incorporation or organization)                           Identification No.)

             5880 PACIFIC CENTER BLVD., SAN DIEGO, CALIFORNIA 92121
                                 (619) 457-2553

    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                 CAM L. GARNER
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           DURA PHARMACEUTICALS, INC.
             5880 PACIFIC CENTER BLVD., SAN DIEGO, CALIFORNIA 92121
                                 (619) 457-2553

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           --------------------------

                                   COPIES TO:

        FAYE H. RUSSELL, ESQ.                     THOMAS C. JANSON, JR.
        DAVID G. ODRICH, ESQ.                     SKADDEN, ARPS, SLATE,
   BROBECK, PHLEGER & HARRISON LLP                  MEAGHER & FLOM LLP
    550 WEST C STREET, SUITE 1300           300 SOUTH GRAND AVENUE, SUITE 3400
     SAN DIEGO, CALIFORNIA 92101            LOS ANGELES, CALIFORNIA 90071-3144
            (619) 234-1966                            (213) 687-5000

                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE:

                           --------------------------

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /

                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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

                                EXPLANATORY NOTE



    This Amendment No. 2 (this "Amendment") is being filed solely for the purpose of filing exhibits to the Registration Statement on Form S-3 (Registration No. 333-30851), originally filed by Dura Pharmaceuticals, Inc. with the Securities and Exchange Commission on July 8, 1997, and as amended on July 15, 1997 (the "Registration Statement"). This Amendment does not contain a copy of the prospectus included in the Registration Statement, which is unchanged from the prospectus included in the Registration Statement.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth all expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the registration, issuance and distribution of the securities being registered hereby. All the amounts shown are estimates, except for the registration fee, the listing fee and the NASD filing fee.

Registration fee..................................................  $  69,697
Listing fee.......................................................      5,000
NASD fee........................................................ .     23,500
Trustee's fees and expenses..................................... .     10,000
Printing and engraving expenses................................. .     65,000
Legal fees and expenses......................................... .    150,000
Rating agency fees.............................................. .    130,000
Accounting fees and expenses.................................... .     30,000
Miscellaneous expenses.......................................... .     66,803
                                                                    ---------
    Total....................................................... .  $ 550,000
                                                                    ---------
                                                                    ---------

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

        (a) Section 145 of the Delaware General Corporation Law permits indemnification of officers and directors of the Company under certain conditions and subject to certain limitations. Section 145 of the Delaware General Corporation Law also provides that a corporation has the power to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the Delaware General Corporation Law.

        (b) Article VII, Section (1) of the Bylaws of the Company provides that the Company shall indemnify its directors and executive officers to the fullest extent not prohibited by the Delaware General Corporation Law. The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of the person. In addition, expenses incurred by a director or executive officer in defending any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Company (or was serving at the Company's request as a director or officer of another corporation) shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorized by the relevant section of the Delaware General Corporation Law.

        (c) As permitted by Section 102(b)(7) of the Delaware General Corporation Law, Article V, Section (A) of the Company's Certificate of Incorporation provides that a director of the Company shall not be personally liable for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or acts or omissions that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit.

        (d) The Company intends to enter into indemnification agreements with each of its directors and executive officers, effective upon the reincorporation of the Company in July 1997.

        (e) The Purchase Agreement (Exhibit 1.1 hereto) contains provisions by which the Underwriters have agreed to indemnify the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Act, each director of the Company, and each officer of the Company who signs this Registration Statement, with respect to information furnished in writing by or on behalf of the Underwriters for use in the Registration Statement.

        (f) There is directors and officers liability insurance now in effect which insures directors and officers of the Company.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    Exhibits.


  EXHIBIT
  NUMBER
-----------
      1.1    Form of Purchase Agreement.
      4.1    Form of Indenture, including the form of Notes.
      5.1++  Opinion of Brobeck, Phleger & Harrison LLP with respect to the securities being registered.
     12.1++  Statement Regarding Computation of Ratio of Earnings to Fixed Charges.
     23.1++  Consent of Brobeck, Phleger & Harrison LLP (contained in their opinion filed as Exhibit 5.1).
     23.2++  Independent Auditors' Consent, Deloitte & Touche LLP.
     23.3++  Consent of Kleinfeld, Kaplan and Becker.
     24.1++  Power of Attorney.
     25.1++  Statement of Eligibility and Qualification of Trustee on Form T-1.


------------------------

++  Previously filed.

ITEM 17. UNDERTAKINGS.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, "thereunto" duly authorized, in the City of San Diego, State of California, on the 22nd day of July, 1997.


                                DURA PHARMACEUTICALS, INC.

                                By               /s/ CAM L. GARNER
                                     ------------------------------------------
                                                   Cam L. Garner
                                      CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE
                                                      OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Chairman, President and
      /s/ CAM L. GARNER           Chief Executive Officer
------------------------------    (Principal Executive         July 22, 1997
        Cam L. Garner             Officer)

                                Senior Vice President,
                                  Finance and
     /s/ JAMES W. NEWMAN          Administration, and
------------------------------    Chief Financial Officer      July 22, 1997
       James W. Newman            (Principal Financial and
                                  Accounting Officer)

    /s/ DAVID S. KABAKOFF
------------------------------  Executive Vice President       July 22, 1997
      David S. Kabakoff           and Director

     /s/ WALTER F. SPATH        Senior Vice President,
------------------------------    Sales and Marketing, and     July 22, 1997
       Walter F. Spath            Director

              *
------------------------------  Director                       July 22, 1997
        James C. Blair

              *
------------------------------  Director                       July 22, 1997
      Herbert J. Conrad

              *
------------------------------  Director                       July 22, 1997
        Joseph C. Cook

              *
------------------------------  Director                       July 22 1997
        David F. Hale

              *
------------------------------  Director                       July 22, 1997
      Gordon V. Ramseier

              *
------------------------------  Director                       July 22, 1997
       Charles G. Smith



* /s/ CAM L. GARNER
-----------------------------------------

By: Cam L. Garner, Attorney-in-Fact

                                 EXHIBIT INDEX


 EXHIBIT                                                                                                 SEQUENTIALLY
   NO.                                             DESCRIPTION                                           NUMBERED PAGE
---------  -------------------------------------------------------------------------------------------  ---------------

    1.1    Form of Purchase Agreement

    4.1    Form of Indenture, including the form of Notes

    5.1++  Opinion of Brobeck, Phleger & Harrison LLP with respect to the securities being registered

   12.1++  Statement Regarding Computation of Ratio of Earnings to Fixed Charges

   23.1++  Consent of Brobeck, Phleger & Harrison LLP (contained in their opinion filed as Exhibit
             5.1)

   23.2++  Independent Auditors' Consent, Deloitte & Touche LLP

   23.3++  Consent of Kleinfeld, Kaplan and Becker

   24.1++  Power of Attorney

   25.1++  Statement of Eligibility and Qualification of Trustee on Form T-1


------------------------


++  Previously filed.